EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-83022, 333-105965, 333-134055, 333-141671 and 333-176408 on Form S-8 of our report dated November 22, 2022, relating to the financial statements of Central Garden & Pet Company and the effectiveness of Central Garden & Pet Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended September 24, 2022.

/s/ DELOITTE & TOUCHE LLP
San Francisco, California
November 22, 2022